------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


          ------------------------------------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

          ------------------------------------------------------------


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report(Date of earliest event reported): August 11, 1997


                          Buckeye Cellulose Corporation

                        Commission File Number: 33-60032


     (State or other jurisdiction of                  (I.R.S.  Employer
      incorporation or organization)                  Identification No.)

              Delaware                                    62-1518973






Buckeye Cellulose Corporation
1001 Tillman Street
Memphis, TN 38112
901-320-8100

          ------------------------------------------------------------

The  undersigned   registrant  hereby  amends  the  following  items,  financial statements, exhibits or other portions of its Current Report on Form 8-K dated June 10, 1996, as set forth in the pages attached hereto:

         Item 2
         Item 7.a.
         Item 7.b.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On May 28, 1997, Buckeye Cellulose Corporation, a Delaware corporation (the Company), announced that the Company's wholly-owned subsidiary, Buckeye Acquisition Inc. (BAI), completed its acquisition of 27,280,541 common shares of Merfin International Inc. (Merfin) for Cdn. $7.50 per share, representing approximately 97.5% of the issued and outstanding common shares of Merfin.
     On July 30, 1997, BAI acquired the remaining 713,073 common shares of Merfin for Cdn. $7.50 per share. BAI now owns 100% of Merfin's common shares.
     Merfin is one of the leading manufacturers of air-laid fabrics which are used as ultra thin absorbent cores in feminine hygiene and adult incontinence products. Other applications of air-laid fabrics include hot towels, baby wipes, table top products and a variety of industrial wipes. Together with its wholly-owned subsidiaries, Merfin manufactures, converts and distributes paper products for commercial, industrial and institutional markets in North and South America, Europe and the Pacific Rim countries of Japan, Korea, Taiwan, Hong Kong and Singapore.
     The purchase price in US dollars, including Merfin's debt as of the date of acquisition, is approximately $207 million. The acquisition is being funded by borrowings from the Company's new $275 million credit facility.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

7.a.  Pro forma financial information.
          Pro Forma Consolidated Balance Sheet as of March 31, 1997 (unaudited) Pro Forma Consolidated Statement of Income for the Year Ended June 30,
                1996 (unaudited)
          Pro Forma Consolidated Statement of Income for the Nine Months Ended
                March 31, 1997 (unaudited)
          Notes to Pro Forma Consolidated Financial Statements (unaudited)
7.b.  Financial statements of business acquired:
      Audited Consolidated Financial Statements of Merfin International Inc.
          Auditors Report Dated March 10, 1997
          Consolidated Statements of Income and Retained Earnings for the Year
                Ended December 31, 1996
          Consolidated Balance Sheet as of December 31, 1996
          Consolidated Statements of Changes in Financial Position for the Year
                Ended December 31, 1996
          Notes to Consolidated Financial Statements

7.a.    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to (i) the acquisition of the common stock of Merfin International, Inc. (Merfin) which was consummated on May 28, 1997; (ii) the acquisition of the common stock of Alpha Cellulose Holdings, Inc. (Alpha) consummated on August 31, 1996; (iii) the Company Stock Repurchase in July 1996; (iv) the acquisition of the specialty cellulose pulp business of Peter Temming, AG (Temming Business) in May 1996; (v) the business combination with Buckeye Florida Corporation and Buckeye Foley Corporation consummated in November 1995 (the 1995 Business Combination), together with related financing and refinancing transactions (collectively, the 1995 Transactions).

The financial statements of the Temming Business included in these unaudited pro forma condensed consolidated financial statements of the Company have been derived from financial statements prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany and stated in Deutsche marks. The financial statements of Merfin included in these unaudited pro forma condensed consolidated financial statements have been derived from financial statements prepared in accordance with accounting principles generally accepted in Canada and stated in Canadian dollars. These financial statements have been conformed to comply with accounting principles generally accepted in the United States and have been translated to United States dollars. Such translations should not be construed as a representation that the Deutsche mark or Canadian dollar amounts represent, or have been, or could be converted into, United States dollars at those or any other rate.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results that would have been obtained had the transactions been completed as of the dates presented or for any future period. Pro forma adjustments are based on preliminary estimates and available information and certain assumptions that management deems appropriate. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Buckeye Cellulose Corporation's (the Company) consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended June 30, 1996, and quarterly reports on Form 10-Q for the quarters ended September 30, 1996, December 31, 1996 and March 31, 1997.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 1997
                             (dollars in thousands)
                                                           Historical              Pro Forma Adjustments
                                             -----------------------------------   ---------------------
                                              Buckeye              Merfin
                                              Cellulose            International   Merfin                   Pro Forma
                                              Corporation (a)      Inc. (b)        Acquisition (c)          Consolidated
                                             -----------------------------------   ----------------         ------------
ASSETS
Current assets:
   Cash and short-term investments .........       $6,088            $2,049          $      -                 $  8,137
   Accounts receivable - net ...............       70,116             9,350                 -                   79,466
   Inventories  ............................      100,884             6,734                 -                  107,618
   Deferred income taxes ...................        8,537               319                 -                    8,856
                                                 ---------------------------         ---------                ---------
Total current assets........................      185,625            18,452                 -                  204,077

Property, plant & equipment, net ...........      288,833            88,744            (1,639)                 375,938
Goodwill ...................................       30,966                 -           111,480                  142,446
Deferred debt costs and other ..............       13,706             2,303                 -                   16,009
                                                 ---------------------------         ---------                ---------
Total assets ...............................     $519,130          $109,499          $109,841                 $738,470
                                                 ===========================         =========                =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses....      $51,293            $7,766          $      -                 $ 59,059
   Current portion of long-term debt........        4,972             6,440                 -                   11,412
                                                 ---------------------------         ---------                ---------
Total current liabilities ..................       56,265            14,206                 -                   70,471

Long-term debt .............................      299,870            41,695           154,675                  499,844
                                                                                        3,604
Postretirement benefit obligation ..........       14,027                 -                 -                   14,027
Deferred income taxes ......................       25,850             5,329              (288)                  30,891
Other liabilities ..........................        3,613                 -                 -                    3,613
Minority interest ..........................            -               119                 -                      119
Shareholders' equity .......................      119,505            48,150           (48,150)                 119,505
                                                 ---------------------------         ---------                ---------
Total liabilities and shareholders' equity..     $519,130          $109,499          $109,841                 $738,470
                                                 ===========================         =========                =========

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                            Year Ended June 30, 1996
                    (dollars in thousands, except share data)

                                                Historical                               Pro Forma Adjustments
                              ------------------------------------------------  --------------------------------------
                                           Peter
                                           Temming
                                           AG         Alpha                     1995          Alpha
                                           Specialty  Cellulose  Merfin         Transactions  Acquisition
                              Buckeye      Pulp       Holdings,  International  and           and                       Pro
                              Cellulose    Business   Inc.       Inc.           Temming       Stock        Merfin       Forma
                              Corporation  (d)        (e)        (f)            Acquisition   Repurchase   Acquisition  Consolidated
                              ------------------------------------------------  --------------------------------------  ------------

Net sales ..................    $470,979   $50,702    $50,143    $58,632        $     -       $    -       $      -       $630,456
Cost of goods sold .........     335,377    45,281     39,431     41,271         (1,085)(g)        -              -        460,275
                              ------------------------------------------------  --------------------------------------  ------------
   Gross margin ............     135,602     5,421     10,712     17,361          1,085            -              -        170,181

Selling, research and
  administrative expenses...      27,035     6,658      3,536      9,923            599 (h)    2,000 (h)          -         49,751
                              ------------------------------------------------  --------------------------------------  ------------
Operating income (loss).....     108,567    (1,237)     7,176      7,438            486       (2,000)             -        120,430

Other income (expense):
Interest income ............       1,060         4          5                      (418)(i)                                    651
Interest expense and
  amortization of debt costs     (18,061)     (220)    (3,195)    (1,817)        (1,067)(i)   (7,052)(j)     (9,280)(k)    (40,692)
Other  .....................        (451)        -       (941)      (694)           125 (l)     (317)(l)     (2,787)(l)     (5,065)
Minority interest ..........     (16,628)        -          -          -         16,628 (l)        -              -              -
Secondary offering costs ...      (1,945)        -          -          -          1,945 (l)        -              -              -
                              -----------------------------------------------   --------------------------------------  ------------
                                 (36,025)     (216)    (4,131)    (2,511)        17,213       (7,369)       (12,067)       (45,106)
                              -----------------------------------------------   --------------------------------------  ------------
Income (loss) before income
  taxes and extraordinary loss    72,542    (1,453)     3,045      4,927         17,699        (9,369)      (12,067)        75,324
Income taxes (benefit)......      25,532         -      1,030      1,921          6,197 (m)    (3,259)(m)    (3,619)(n)     27,802
                              -----------------------------------------------   --------------------------------------  ------------
Income (loss) before
  extraordinary loss .......     $47,010   ($1,453)    $2,015     $3,006        $11,502       ($6,110)      ($8,448)       $47,522
                              ===============================================   ======================================  ============
Weighted average shares
  outstanding (o) ..........  21,111,793                                                                                19,016,068
Income per share before
  extraordinary loss (o)....       $2.23                                                                                     $2.50

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        Nine Months Ended March 31, 1997
                    (dollars in thousands, except share data)

                                                                 Historical                Pro Forma Adjustments
                                                --------------------------------------   -------------------------
                                                             Alpha
                                                             Cellulose  Merfin
                                                Buckeye      Holdings,  International
                                                Cellulose    Inc.       Inc.             Alpha         Merfin           Pro Forma
                                                Corporation  (e)        (f)              Acquisition   Acquisition      Consolidated
                                                --------------------------------------   -------------------------     -------------
Net sales ...................................     $409,005   $ 7,436    $44,176          $    -        $    -             $460,617
Cost of goods sold ..........................      304,359     9,177     30,571               -             -              344,107
                                                --------------------------------------   -------------------------      ------------
Gross margin ................................      104,646    (1,741)    13,605               -             -              116,510
Selling, research and administrative expenses       26,192     2,803      6,467             333 (h)         -               35,795
                                                --------------------------------------   -------------------------      ------------
Operating income (loss)......................       78,454    (4,544)     7,138            (333)            -               80,715
Other income (expense):
Interest expense and amortization of debt costs    (19,566)     (795)      (902)             28 (j)     (6,960)(k)         (28,195)
Other .......................................         (700)      (83)                       (85)(l)     (2,090)(l)          (2,958)
                                                --------------------------------------  --------------------------      ------------
                                                   (20,266)     (878)      (902)            (57)        (9,050)            (31,153)
                                                --------------------------------------  --------------------------      ------------
Income (loss) before income taxes............       58,188    (5,422)     6,236            (390)        (9,050)             49,562
Income taxes (benefit) ......................       19,526    (2,060)     2,344            (130)(m)     (2,714)(n)          16,966
                                                --------------------------------------  --------------------------      ------------
Net income (loss) ...........................      $38,662   ($3,362)    $3,892           ($260)       ($6,336)            $32,596
                                                ======================================  ==========================      ============
Weighted average shares outstanding (o) .....   19,166,672                                                              19,196,961
Net income per share (o) ....................        $2.02                                                                   $1.70

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (dollars in thousands)

(a) Reflects the unaudited condensed consolidated balance sheet of the Company at March 31, 1997. The acquisitions of Alpha and the Temming Business, the Company Stock Repurchase and the 1995 Business Combination are reflected in the consolidated balance sheet of the Company at March 31, 1997.

(b) Reflects the unaudited balances of Merfin at March 31, 1997, derived from their interim financial statements translated into United States dollars at the March 31, 1997 exchange rate (CD $1.3833 to $1). The conversion of the balance sheet from Canadian generally accepted accounting principles to those generally accepted in the United States resulted in a decrease in other assets of $1,725 and a decrease in other liabilities of $1,494 due to differences in research and development policies and translation of foreign currency policies. Certain balances in the financial statements of Merfin have been reclassified to conform with the Company's presentation.

(c) Adjustments to reflect the allocation of the purchase price for the acquisition of common stock of Merfin. A decrease of property, plant and equipment and an increase in long-term debt were recorded based on fair market value appraisals. In conjunction with the acquisition of Merfin, the Company amended the Bank Credit Facility to increase the maximum availability to $275 million. Borrowings of $154,675 for the purchase price and $3,604 for acquisition costs were drawn under the amended Bank Credit Facility. The excess of the purchase price over the fair value of net assets is to be amortized over 40 years.

(d) Reflects the unaudited statement of operations of the Temming Business for the ten months ended April 30, 1996, derived from the historical financial statements and translated into United States dollars using the average exchange rates for the period then ended (DM 1.458 to $1). The conversion of the statement of operations from German generally accepted accounting principles to those generally accepted in the United States resulted in an increase in depreciation expense of $1,100 for the ten months ended April 30, 1996. Operations from May 1, 1996, the date of the acquisition, are included in the Company's historical consolidated results.

(e) Reflects the unaudited statements of operations of Alpha for the twelve months ended June 30, 1996 and for the two months ended August 31, 1996. Operations from August 31, 1996, the date of the acquisition, are included in the Company's historical consolidated results.

(f) Reflects the unaudited statements of operations for Merfin for the twelve months ended June 30, 1996 and the nine months ended March 31, 1997, derived from the historical financial statements and translated into United States dollars using the average exchange rates for the periods then ended (CD $1.3625 to $1 for the twelve months ended June 30, 1996 and $1.3631 to $1 for the nine months ended March 31, 1997). The conversion of the statements of operations from Canadian generally accepted accounting principles to those generally accepted in the United States resulted in a decrease in selling, research and administrative expenses of $127 and $1,603 for the twelve and nine-month periods, respectively. The decrease in selling, research and administrative expenses is a result of changes in accounting for research and development costs and foreign currency translation.

(g) The purchase price allocation of the 1995 Business Combination resulted in an increase in depreciation expense of $314 based on the increase in property, plant and equipment as of the acquisition date. The purchase price allocation of the acquisition of the Temming Business results in a $1,399 reduction of depreciation expense for the decrease in property, plant and equipment as of the acquisition date.

(h) The purchase price allocation of the Temming Business includes the additional amortization of a $1,432 non-compete agreement over a two year period. The purchase price allocation of the Alpha Acquisition includes the additional amortization of a $4,000 non-compete agreement over a two year period.

(i) Reflects the 1995 Transactions and the acquisition of the Temming Business as if they had occurred on July 1, 1995. A reduction of interest income reflects the use of approximately $14,000 of cash and short-term investments to consummate these transactions. Adjustments reflect the net effects of (1) the decrease in interest expense resulting from the refinancing of existing indebtedness in the 1995 Transactions, (2) the increase in interest expense related to borrowings under the Bank Credit Facility to finance the acquisition of the Temming Business and (3) the net increase in amortization of debt issuance discount and debt issuance costs relating to the Senior Subordinated Notes due 2005 and the Bank Credit Facility. Borrowings under the Bank Credit Facility are at a LIBOR based rate.

(j) Adjustments to reflect the change in interest expense for borrowings to finance the Alpha acquisition and the Stock Repurchase. On July 2 , 1996, the Company issued 9-1/4% Senior Subordinated Notes due 2008, in the principal amount of $100,000. The proceeds of this offering were used to fund the Company Stock Repurchase and, together with borrowings under the Bank Credit Facility, to consummate the acquisition of Alpha. Borrowings under the Bank Credit Facility bear interest at a LIBOR based rate.

(k) Adjustments to reflect the increase in interest expense for borrowings to finance the Merfin acquisition. Borrowings under the Amended Bank Credit Facility bear interest at a LIBOR based rate.

(l) Adjustments to reflect the reduction in goodwill amortization, secondary offering costs and minority interest as a result of the 1995 Transactions, and the increase in amortization of goodwill resulting from the Alpha and Merfin acquisitions. The purchase price allocation in the 1995 Business Combination reduced goodwill by $8,971. Goodwill is assumed to generate no tax benefit, and is amortized over 30 years for the Alpha acquisition and 40 years for the Merfin acquisition. Secondary offering costs represent non-recurring public offering expenses paid by the Company on behalf of certain stockholders.

(m) Adjustment to record the income tax effects at the statutory rate of 36%, except as to amortization of goodwill which is assumed to generate no tax benefit.

(n) Adjustment to record the income tax effects at the Canadian statutory rate of 39%, except as to amortization of goodwill which is assumed to generate no tax benefit.

(o) For purposes of calculating pro forma net income per share and pro forma income per share before extraordinary loss, weighted average shares outstanding are calculated assuming the Company Stock Repurchase and 1995 Transactions were consummated on July 1, 1995. On July 2, 1996, the Company repurchased 2,259,887 shares of its common stock using proceeds from Senior Subordinated Notes due 2008. The pro forma weighted average shares assumed the Company Stock Repurchase and 164,162 shares issued in conjunction with the Alpha acquisition were outstanding for all periods presented.


On a pro forma basis, after giving effect to the acquisition of Merfin, outstanding borrowings at March 31, 1997 under the amended Bank Credit Facility were $198,675. An increase of 1/8% in the LIBOR rate when applied to pro forma outstanding borrowings would decrease net income by approximately $160 per year.

7.b.

March 10, 1997



Auditors' Report


To the Directors of
Merfin International Inc.


We have audited the consolidated balance sheets of Merfin International Inc. as at December 31, 1996 and 1995 and the consolidated statements of income and retained earnings and changes in financial position for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and 1995 and the results of its operations and the changes in its financial position for each of the years in the three-year period ended December 31, 1996 in accordance with generally accepted accounting principles in Canada. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a consistent basis.




Price Waterhouse
Chartered Accountants

Vancouver, B.C., Canada

                            MERFIN INTERNATIONAL INC.
             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

 For the year ended December 31               1996         1995          1994
 ------------------------------            ------------------------------------
                                               (in thousands of Canadian
                                            Dollars except per share amounts)

 Net sales................................  $79,686      $68,909       $46,902
 Cost of goods sold.......................   56,338       47,584        32,924
                                           ------------------------------------
 Gross profit.............................   23,348       21,325        13,978

 Expenses
    Research and product development......    1,943        1,417           887
    Selling and marketing.................    2,029        1,788         1,934
    Administrative and corporate..........    7,206        5,316         3,533
    Interest..............................    1,885        1,512             -
    Amortization..........................    3,679        2,286         1,674
                                           ------------------------------------
                                             16,742       12,319         8,028
                                           ------------------------------------
 Income before discontinued project
    and income taxes......................    6,606        9,006         5,950

 Discontinued project  (Note 10)..........        -          945             -
                                           ------------------------------------
 Income before income taxes...............    6,606        8,061         5,950
 Income taxes (Note 9)....................    2,393        3,422         1,629
                                           ------------------------------------
 Net income for the year..................    4,213        4,639         4,321

 Retained earnings (deficit),
    beginning of year.....................    7,350        2,711        (1,610)

 Equity distribution on convertible loan..       88            -             -
                                           ------------------------------------
 Retained earnings, end of year...........  $11,475       $7,350        $2,711

 Basic and fully diluted net income
    per share  (Note 13)..................    $0.17        $0.19         $0.18

                           MERFIN INTERNATIONAL INC.
            (Incorporated under the Company Act of British Columbia)
                          CONSOLIDATED BALANCE SHEETS

December 31                                           1996            1995
------------                                 ----------------------------------
                                             (in thousands of Canadian Dollars)
ASSETS
Current
   Cash and cash equivalents.................        $6,774         $11,883
   Accounts receivable (Note 2)..............        11,401          16,152
   Inventories (Note 3)......................        10,273          11,864
   Prepaid expenses and deposits.............           497             529
                                                 -----------------------------
                                                     28,945          40,428
   Capital assets (Note 4)...................       116,478          80,593
   Product development costs (Note 5)........         2,429           2,600
                                                 -----------------------------
                                                   $147,852        $123,621
LIABILITIES
Current liabilities
   Bank indebtedness (Note 6)................      $      -        $  3,428
   Accounts payable and accrued liabilities..        10,851           5,928
   Current portion of long-term debt (Note 7)         5,584           4,265
                                                  -----------------------------
                                                     16,435          13,621
Long-term debt (Note 7)......................        58,664          37,158
Deferred credits (Note 8)....................           605               -
Deferred income taxes (Note 9)...............         6,576           4,761
Minority interest (Note 10)..................           164           9,244
                                                  -----------------------------
                                                     82,444          64,784

SHAREHOLDERS' EQUITY
Share capital (Note 11)......................        53,933          51,487
Retained earnings............................        11,475           7,350
                                                  -----------------------------
                                                     65,408          58,837
                                                  -----------------------------
                                                   $147,852        $123,621
                                                  =============================
Commitments and contingencies  (Note 12)

                           MERFIN INTERNATIONAL INC.
            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

For the year ended December 31                  1996         1995          1994
------------------------------               -----------------------------------
Cash provided by (used in)                   (in thousands of Canadian Dollars)

OPERATING ACTIVITIES
 Net income for the year...................   $4,213       $4,639        $4,321
 Items not affecting cash
   Amortization of capital assets..........    3,679        2,286         1,674
   Amortization of dispensers
      (included in cost of goods sold).....      422          579           296
   Amortization of product development
      costs................................      171          173           173
   Amortization of deferred credits........     (165)           -             -
   Deferred  income taxes..................    1,815        3,232         1,529
                                             -----------------------------------
                                              10,135       10,909         7,993
 Changes in non-cash working capital
   Accounts receivable.....................    4,751       (8,071)       (2,721)
   Inventories.............................    1,591       (7,917)         (929)
   Prepaid expenses and deposits...........       32         (198)          157
   Accounts payable and accrued liabilities    4,923          849         2,820
                                             -----------------------------------
                                              11,297      (15,337)         (673)
                                             -----------------------------------
                                              21,432       (4,428)        7,320
FINANCING ACTIVITIES
 Proceeds of long-term debt................   29,361       22,661        13,866
 Repayment of long-term debt...............   (6,536)           -             -
 Net proceeds on issuance of share capital.    2,446        7,915           981
 Deferred  credits.........................      770            -             -
                                             -----------------------------------
                                              26,041       30,576        14,847
INVESTING ACTIVITIES
 Purchase of capital assets................  (39,986)     (29,761)      (30,826)
 Deposit on capital assets.................        -            -         5,061
                                             -----------------------------------
                                             (39,986)     (29,761)      (25,765)
OTHER ACTIVITIES
 Minority interest.........................   (9,080)       9,244             -
 Equity distribution on convertible loan...      (88)           -             -
                                             -----------------------------------
                                              (9,168)       9,244             -
                                             -----------------------------------
                                              23,113       10,059       (10,918)
Increase (decrease) in cash................   (1,681)       5,631        (3,598)
Cash, beginning of year....................    8,455        2,824         6,422
                                             -----------------------------------
Cash, end of year..........................   $6,774       $8,455        $2,824
Cash represented by
   Cash and cash equivalents...............   $6,774      $11,883        $2,824
   Bank indebtedness.......................        -       (3,428)            -
                                             -----------------------------------
                                              $6,774       $8,455        $2,824
                                             ===================================

                           MERFIN INTERNATIONAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
          (in thousands of Canadian dollars except per share amounts)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------
     DESCRIPTION OF BUSINESS
     The principal business of Merfin International Inc. (the "Company") is the development and production of air-laid fabrics for use in hygiene, medical, table top and industrial products with the majority of sales in North America, Europe and Asia. A subsidiary also converts commercial and industrial wipes and bathroom tissues under the Company's trademarks for sale primarily in North America. During the year the Company changed its name to Merfin International Inc. from Merfin Hygienic Products Ltd.

     BASIS OF PRESENTATION
     The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in Canada. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     The consolidated financial statements include the accounts of the Company and its subsidiaries as follows:

            (Percentage ownership)               1996        1995        1994
                                                -------     -------     -------
       Merfin Converted Products Ltd. ......    100.00%     100.00%     100.00%
       Merfin Systems Inc. .................    100.00%     100.00%     100.00%
       Merfin Europe a.s. ..................     55.56%      55.56%         --
       Merfin Europe Limited................    100.00%     100.00%         --
       Merfin Trading Limited...............    100.00%         --          --

     INVENTORIES
     Inventories of raw materials and supplies are valued at the lower of cost and net replacement value. Costs of raw materials are determined at average cost. Finished products are valued at the lower of cost, which includes the cost of raw materials, direct labour and manufacturing overhead expenses, or net realizable value.

     PRODUCT DEVELOPMENT COSTS
     Product development costs, including direct costs and related overhead costs, are capitalized during the development phase and are amortized on a straight-line basis over 20 years, the estimated life of the product.

     CAPITAL ASSETS AND AMORTIZATION
     Capital assets are recorded at cost. Interest incurred during construction of an air-laid plant and production line is capitalized to the asset.
     Amortization of capital assets is provided on a basis and at rates considered adequate to amortize the cost of the assets over their estimated useful lives as follows:

   Air-laid plant and production line............ Units of production
   Machinery, equipment, furniture and fixtures.. 20% declining balance
   Leasehold improvements........................ Straight-line over lease term
   Dispensers.................................... 3 years straight-line
   Moulds  ...................................... 10 years straight-line

     Construction in progress is stated at cost and includes tangible costs together with related finance and overhead costs. Amortization is not provided until the assets are brought into use.

     During the year ended December 31, 1995, the Company changed its policy of amortizing "Air-laid plant and production line" from 20 years straight-line to units of production.

     RESEARCH AND DEVELOPMENT COSTS
     The Company's policy is to expense research costs as they are incurred. The development costs are also expensed if the costs do not meet generally accepted criteria for capitalization and amortization.

     FOREIGN EXCHANGE
     The Company follows the temporal method of foreign currency translation. Under this method, monetary assets and liabilities are translated at the rate of exchange in effect at the end of the year. Non-monetary assets and liabilities are translated at historical rates. Revenue and expense items are translated at the rate of exchange in effect on the dates they occur. Exchange gains or losses are reflected in net income of the year, except for unrealized foreign currency gains or losses on long-term monetary assets and liabilities, which are deferred and amortized in income over the remaining lives of the related items.

     DEFERRED CREDITS
     Deferred credits arising from the foreign currency translation of long-term monetary liabilities are amortized over the lives of the related debt.

     INCOME TAXES
     Deferred income taxes are provided for all significant timing differences between the recognition of income and expenses for financial statement and tax purposes.

     DERIVATIVE FINANCIAL INSTRUMENTS
     Derivative financial instruments are utilized by the Company to reduce interest rate and foreign exchange risks. The Company does not hold or issue derivative financial instruments for trading purposes.

     INTEREST RATE SWAP CONTRACTS
     The differentials to be received or paid under interest rate contracts are recognized in income over the life of the contracts as adjustments to interest expense. Gains and losses on terminations of a contract are deferred and amortized to income over the remaining life of the contract or the related debt, whichever is earlier.

2.   ACCOUNTS RECEIVABLE
------------------------                                     1996         1995
                                                        ------------------------
     Trade accounts receivable....................        $11,074      $11,282
     Other accounts receivable....................            680        4,898
     Allowance for doubtful accounts..............           (353)         (28)
                                                        ------------------------
                                                          $11,401      $16,152
                                                        ========================

3.   INVENTORIES
----------------                                             1996         1995
                                                        ------------------------
     Raw materials and supplies...................        $ 7,606      $ 9,831
     Finished products............................          2,667        2,033
                                                        ------------------------
                                                          $10,273      $11,864
                                                        ========================
4.   CAPITAL  ASSETS
--------------------
                                                          Accumulated
  DECEMBER 31, 1996                                Cost   amortization    Net
  -----------------                            ---------------------------------
  Air-laid plant and production line ........... $ 68,600   $  8,068   $ 60,532
  Machinery, equipment, furniture and fixtures..    6,862      3,473      3,389
  Leasehold improvements .......................    1,179        266        913
  Dispensers ...................................    2,333      1,504        829
  Moulds .......................................      471        187        284
  Construction in progress .....................   50,531         --     50,531
                                               ---------------------------------
                                                 $129,976   $ 13,498   $116,478
                                               =================================

     In 1996, interest on long-term debt of $1,555 (1995 - $nil; 1994 - $nil) was capitalized to construction in progress; $nil (1995 - $745; 1994 - $196) was capitalized to the cost of the air-laid plant and production line.

                                                           Accumulated
  DECEMBER 31, 1995                                Cost    amortization   Net
  -----------------                             --------------------------------
  Air-laid plant and production line ...........  $67,002    $ 5,342    $61,660
  Machinery, equipment, furniture and fixtures..    5,015      2,642      2,373
  Leasehold improvements .......................      724        181        543
  Dispensers ...................................    1,965      1,092        873
  Moulds .......................................      471        140        331
  Construction in progress .....................   14,813         --     14,813
                                                --------------------------------
                                                  $89,990    $ 9,397    $80,593
                                                ================================


5.   PRODUCT DEVELOPMENT COSTS
------------------------------
                                                           Accumulated
                                                   Cost    amortization    Net
                                                --------------------------------
     December 31, 1996..........................   $3,404      $ 975     $2,429
     December 31, 1995..........................   $3,404      $ 804     $2,600
                                                ================================


6.   BANK INDEBTEDNESS
------------------------------                                  1996       1995
                                                             -------------------
Bank  indebtedness  bears interest at a chartered bank
prime rate  plus  1/2%.  It is  secured  by  accounts
receivable, inventories and a first fixed and floating
debenture on assets of the Company...........................  $ nil     $3,428

     The bank prime rate of interest at December 31, 1996 was 4.75% and the weighted average interest rate in the year was 6.52%.

7.   LONG-TERM DEBT
-------------------
                                                               1996       1995
                                                              -------    -------
Canadian Bank Loan..........................................  $23,012    $26,300
This loan bears interest at the Bank's prime lending rate plus 3/4% per annum on the balance unfixed, $14,400 (1995 -
$18,000) fixed through interest rate swaps at 8.0% and $8,000 at 6.22% per annum. Principal of $274 plus interest is payable monthly over a sixty-six month period commencing
January 31,1996. Additional principal payments of $2,000 are due March 31, 1998, $3,000 due March 31, 1999 and $3,000 due
March 31, 2000.

Canadian Bank Loan..........................................    2,600         --
This loan bears  interest at the Bank's  prime  lending rate plus 3/4% per annum.  The interest  rate is fixed through an interest  rate swap at 6% per annum.  Principal  of $43 plus
interest  is  payable   monthly  over  a  five  year  period
commencing January 2, 1997.

Canadian Bank Loan..........................................  $10,000    $10,000
This loan bears  interest at the Bank's  prime  lending rate plus 1% per annum.  The  interest  rate is fixed  through an interest rate swap at 8.3% per annum. Principal of $167 plus
interest  is  payable   monthly  over  a  five  year  period
commencing January 2, 1998.

European Bank Loan..........................................   19,580         --
The term loan in the amount of 22,000 Deutschmarks bears interest at the Bank's prime interest rate. The interest is fixed through an interest swap at 9.04% per annum.The loan is repayable semi-annually in 14 equal payments commencing on December 31, 1997 if the project completion date occurs prior to November 16,1997, otherwise, the first payment is due June 30, 1998.

Convertible Loan............................................    2,731         --
This loan bears interest at 7% per annum, with interest payable semi-annually and principal due December 31, 2005.
This loan is secured by a debenture creating a second fixed and floating charge over the assets of Merfin International
Inc.

This loan with a face value of $4,000 has been recorded as a financial instrument for financial statement purposes. The principal balance represents the long-term debt component of this loan.

Term Loan...................................................    4,450         --
This term loan in the  amount  of 5,000  Deutschmarks  bears interest  at 10%  per  annum,  and is  repayable  in  twelve
quarterly   installments   commencing  March  31,  1999.  An
additional payment of 5% of the average loan balance, between inception of the loan and September 30, 1997, plus
2% of the average balance, between October 1, 1997 and the end of the term is payable on December 31, 2001. The loan is subordinated to the European Bank loan.

In the event of default, the loan has conversion rights to common shares in Merfin Europe Limited to a maximum of 49% of the outstanding shares.

Government of Canada Loan...................................    1,875      2,250
Interest at 6% per annum with principal and interest payments commencing January, 1996 and continuing until December, 1998 at $31 per month with additional payments of $563 payable on January 1, 1998 and January 1, 1999.

Province of British Columbia Loan...........................       --      2,873
                                                              ------------------
                                                               64,248     41,423
Less: Current portion ......................................    5,584      4,265
                                                              ------------------
Total.......................................................  $58,664    $37,158
                                                              ==================

     The various Canadian Bank loans are secured by a debenture that creates a first fixed and floating charge over the assets of Merfin International Inc. The European Bank loan is secured by a debenture that creates a first fixed and floating charge over the assets of Merfin Europe Limited.

     These interest rate swap contracts were acquired to balance the Company's fixed rate and floating rate debt portfolios. Under the interest rate swaps, the Company agrees with the other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed notional principal amount, for terms that match the original terms of the debt.

     Interest expense includes interest on long-term debt in the amount of $2,109 (1995 - $1,295; 1994 - $187) and interest income in the amount of $223 (1995 - $nil, 1994 - $nil).

     Interest paid out in the year amounted to $3,440 (1995 - $3,241; 1994 - $383).

     Minimum principal repayments required in the next five years.

                   1997....................  $  5,584
                   1998....................  $ 11,545
                   1999....................  $ 13,653
                   2000....................  $ 13,090
                   2001....................  $  8,652


8.   DEFERRED CREDITS
---------------------                                   Accumulated
                                               Cost     amortization      Net
                                             ---------------------------------
      December 31, 1996....................  $  770     $   165       $   605
      December 31, 1995....................  $  nil     $   nil       $   nil

9.   INCOME TAXES
-----------------
     The Company and its subsidiaries have accumulated operating losses for income tax purposes of approximately $6,450 which may be used to offset future taxable income and which will expire at various dates up to 2001. These losses have been recognized as a reduction of deferred tax credits related to previously recorded timing differences. During the year, income taxes in the amount of $392 (1995 - $nil; 1994 - $nil) and the large corporations tax of $186 (1995 - $190; 1994 - $100) were paid out in cash.

                                                        1996      1995     1994
                                                      --------------------------
  Net income before income taxes....................  $6,606    $8,061   $5,950
  Income taxes using combined statutory federal
  and provincial rates of 45.58% (1995 - 45.58%;
  1994 - 45.43%)....................................   3,014     3,674    2,698
  Manufacturing and processing credit...............    (426)     (564)    (417)
  Large corporations tax............................     186       190      100
  Recovery due to loss carry forwards...............    (501)     (149)    (700)
  Other.............................................     120       271      (52)
                                                      --------------------------
  Income taxes......................................  $2,393    $3,422   $1,629
                                                      ==========================
  Income taxes comprise:
    Current taxes...................................  $  578    $  190   $  100
    Deferred income taxes...........................   1,815     3,232    1,529
                                                      --------------------------
                                                      $2,393    $3,422   $1,629
                                                      ==========================
10.  MINORITY INTEREST
----------------------
     Minority interest represents the minority shareholders' interest in the shareholders' equity of the Company's subsidiary, Merfin Europe a.s.

     On November 15, 1995, the Company decided to relocate its air-laid project (the construction of a building and installation of an air-laid plant and production line) from the Czech Republic to the Republic of Ireland, and project funds were returned to minority interest shareholders.

11.  SHARE CAPITAL (NUMBER OF SHARES IS EXPRESSED IN THOUSANDS)
---------------------------------------------------------------
     Authorized
       1996, 1995 and 1994
       100,000 common shares without par value

                                                  1996                1995               1994
                                           ----------------    --------------- -   ----------------
Issued                                     Shares    Amount    Shares    Amount    Shares    Amount
------                                     ------   -------    ------   -------    ------   -------
Balance, beginning of year .............   25,123   $51,487    23,610   $43,572    23,305   $42,591
Issued for cash pursuant to employee
   share ownership plan ................      148       759       128       544       142       531
Issued in private placement ............       --        --     1,275     7,013        --        --
Issued for cash on exercise of options..      199       523       110       358       163       450
                                          -------   -------   -------   -------   -------   -------
                                           25,470    52,769    25,123    51,487    23,610    43,572
Equity component on issuance of
   Convertible Loan ....................       --     1,164        --        --        --        --
                                          -------   -------   -------   -------   -------   -------
Balance, end of year ...................   25,470   $53,933    25,123   $51,487    23,610   $43,572
                                          =======   =======   =======   =======   =======   =======

     CONVERTIBLE  LOAN
     This loan issued during the year with a face value of $4,000 has been recorded as a financial instrument, $1,164 net of financing costs of $105, has been included in shareholders' equity and classified as part of share capital for financial statement purposes. During the year, $88 which represents a portion of the payments on the Convertible Loan, has been recorded as an equity distribution and is reflected as a reduction of retained earnings (see Note 7).

     SHARE OPTIONS
     The Company does not have a formal plan for the granting of incentive share options to its directors, officers and employees. However, the Company has from time to time granted share options to its directors, officers and employees. These options are ratified at each annual general meeting of the Company. The purpose of the granting of such options has been to assist the Company in attracting, compensating, motivating and retaining its officers, directors and employees and to more closely align the personal interests of those persons to the interests of the shareholders.

                                                       Common
                                                       shares     Option prices
                                                       ------     -------------
     Share options outstanding December 31, 1993...    1,990       $2.35 - 3.87
     Granted.......................................       80        3.87 - 4.00
     Exercised.....................................     (163)       2.35 - 3.87
     Surrendered or expired........................     (660)       2.35 - 3.87
                                                       ------      ------------
     Share options outstanding December 31, 1994...    1,247       $2.35 - 4.00
     Granted.......................................      505        4.00 - 6.66
     Exercised.....................................     (110)       3.06 - 3.87
     Surrendered or expired........................        -                  -
                                                       ------      ------------
     Share options outstanding December 31, 1995...    1,642       $2.35 - 6.66
     Granted.......................................      416        5.20 - 5.91
     Exercised.....................................     (199)       2.35 - 3.87
     Surrendered or expired........................       (5)              6.06
                                                       ------      ------------
     Share options outstanding December 31, 1996...    1,854       $2.35 - 6.66
                                                       ======      ============

     Share options outstanding at December 31, 1996 are due to expire between December 13, 1998 and December 13, 2001.

12.  COMMITMENTS AND CONTINGENCIES
----------------------------------
     OPERATING LEASES
     The Company is committed to operating leases, expiring at various dates up to and including 2003.

     Annual lease commitments for the next five years are as follows:

           1997............ $1,975
           1998............ $2,028
           1999............ $1,305
           2000............ $  549
           2001............ $  506

     RELATED PARTY
     The Company has a Licence and Supply Agreement terminating in 1997 with Merfin Plastics Ltd., a company in which Merfin International Inc. has a 5% ownership interest. The agreement obligates Merfin International Inc. to purchase dispensers having a minimum aggregate value of $600 per year. During the year, purchases from Merfin Plastics Ltd. totalled $716 (1995 - $840).

     FOREIGN EXCHANGE RISK MANAGEMENT TRANSACTIONS
     The Company has adopted a strategy of hedging foreign currencies through the use of foreign exchange option contracts, cross-currency swaps, and forward contracts in the currencies it conducts business in.

     At December 31, 1996, the notional amounts of the Company's foreign exchange risk management contracts, net of notional amounts of contracts with counterparties against which the Company has a legal right of offset, the related exposures hedged and the contract maturities are as follows:

                               Notional   Exposure
     1996                        Amount     Hedged       Date of Maturity
     ----                      --------   --------    --------------------------
     Option contracts.......   $14,277     $14,277    Jan. 2, 1997
     Forward contracts......        --          --
     Cross-currency swaps...     6,958       6,954    Jan. 2,1997 - Feb. 3, 1997

     1995
     ----
     Option contracts.......        --          --
     Forward contracts......   $18,550     $18,550    Feb. 14, 1997
     Cross-currency swaps...        --          --

     Foreign currency amounts are translated at rates current at the balance sheet date.

     Gains and losses on option contracts are recognized into income upon completion of the contract. Forward contracts and cross-currency swaps are valued to market.

     The Company continually monitors its positions with and the credit quality of, the financial institutions which are counterparties to its financial instruments and does not anticipate non-performance by the counterparties.

     EXPANSION OF AIR-LAID PRODUCTION CAPACITY
     During 1995, the Company entered into multi-year contracts to expand its air-laid production capacity through the construction of a building and the purchase and installation of an air-laid plant and production line. In November 1995, the Company decided to relocate the project to the Republic of Ireland where the total estimated project cost, net of grants, is $60,500. To accelerate the start up of the Irish project and support a number of smaller capital modifications a further $3,500 has been allocated for the project budget with an additional contingency of $1,500. In the event of cost overruns, the Company has committed 10,000 DEM ($8,900) of standby equity backed by a 5,000 DEM ($4,450) letter of credit from the Company's Canadian Bank. The Company may have to repay up to 2,000 DEM ($1,780) of the grant to the Irish Government if the number of employees is less than that required by the grant on December 31, 2001.

     CREDIT RISK EXPOSURES
     The Company's exposures to credit risk are as indicated by the carrying amounts of its assets except for its exposure on interest rate swaps as stated in Note 7.

     INTEREST RATE RISK EXPOSURES
     Short-term financial instruments are valued at their carrying amounts included in the statement of financial position which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach applies to cash, receivables and certain other liabilities.

     Rates currently available to the Company for long-term debt with similar terms and remaining maturities are used to estimate the fair value of existing borrowings as the present value of expected cash flows.

13.  NET INCOME PER SHARE (number of shares is expressed in thousands)
----------------------------------------------------------------------
     Net income per share is calculated using the weighted average number of common shares outstanding for the year which amounted to 25,406 (1995 - 23,838; 1994 - 23,395). Fully diluted net income per share includes the weighted average number of common share options outstanding for the year and the number of common shares available for conversion from the convertible debenture which, aggregated with the weighted average number of common shares, amounted to 27,900 (1995 - 25,480; 1994 - 24,642).


14.  SEGMENTED INFORMATION
--------------------------
     The Company operates out of Canada, the Republic of Ireland and the United States of America. The following schedule provides financial information by geographic segments for 1996 and 1995.

DECEMBER 31, 1996                                Canada     U.S.A.      Europe  Consolidated
-----------------                               -------    -------     -------  ------------
Net sales to customers outside the enterprise
Domestic sales...............................   $13,552    $10,681     $    --    $ 24,233
Export sales to:
North America - external customers...........    23,260      5,343          --      28,603
Europe.......................................    18,173         --          --      18,173
Asia.........................................     8,391        286          --       8,677
                                                 ------    -------     -------    --------
Total net sales..............................   $63,376    $16,310     $    --    $ 79,686
North America - other segments...............     2,240         --          --          --
                                                 ------    -------     -------    --------
Total gross sales............................   $65,616    $16,310     $    --    $ 79,686
Net income for year..........................   $ 3,854    $   359     $    --    $  4,213
Identifiable assets..........................   $92,353    $ 7,130     $48,369    $147,852
Capital expenditures.........................   $ 6,167    $ 1,337     $32,482    $ 39,986
Amortization of capital assets, dispensers
  and product development....................   $ 3,842    $   430     $    --    $  4,272

     In the Canadian segment, 45.0% of the Company's sales were to two customers, 30.2% and 14.8%, who each represented more than 10% of total sales. In the U.S.A. segment, no single customer represented more than 10% of total sales.

 DECEMBER 31, 1995                               Canada     U.S.A.      Europe   Consolidated
 -----------------                              -------    -------     -------   ------------
Net sales to customers outside the enterprise
Domestic sales...............................   $10,259    $ 8,421     $    --    $ 18,680
Export sales to:
  North America - external customers.........    20,000      5,490          --      25,490
  Europe.....................................    16,121         --          --      16,121
  Asia ......................................     8,416        202          --       8,618
                                                -------    -------     -------    --------
Total net sales..............................   $54,796    $14,113     $    --    $ 68,909
North America - other segments...............     3,909         --          --          --
                                                -------    -------     -------    --------
Total gross sales............................   $58,705    $14,113          --    $ 68,909
Net income for year..........................   $ 5,347    $   237     $  (945)   $  4,639
Identifiable assets..........................   $97,805    $ 5,133     $20,683    $123,621
Capital expenditures.........................   $16,111    $   475     $13,175    $ 29,761
Amortization of capital assets,
dispensers and product development...........   $ 2,459    $   579     $    --    $  3,038

     In the Canadian segment, 47.4% of the Company's sales were to two customers, 31.7% and 15.7%, who each represented more than 10% of total sales. In the U.S.A. segment, no single customer represented more than 10% of total sales.

DECEMBER 31, 1994                                Canada     U.S.A.      Europe  Consolidated
-----------------                               -------    -------     -------  ------------
Net sales to customers outside the enterprise
Domestic sales...............................   $ 8,088     $1,631     $    --     $ 9,719
Export sales to:
   North America - external customers........    17,014        996          --      18,010
   Europe....................................    13,525         --          --      13,525
   Asia .....................................     5,500        148          --       5,648
                                                -------    -------     -------    --------
Total net sales..............................   $44,127     $2,775     $    --     $46,902
North America - other segments...............       619        --           --          --
                                                -------    -------     -------    --------
Total gross sales............................   $44,746     $2,775          --     $46,902
Net income for year..........................   $ 4,565     $ (244)    $    --     $ 4,321
Identifiable assets..........................   $68,271     $3,382     $    --     $71,653
Capital expenditures.........................   $30,059     $  767     $    --     $30,826
Amortization of capital assets,
dispensers and product development...........   $ 2,069     $   74     $    --     $ 2,143

     In the Canadian segment, 37.1% of the Company's sales were to two customers, 25.9% and 11.2%, who each represented more than 10% of total sales. In the U.S.A. segment, no single customer represented more than 10% of total sales.

15.  DIFFERENCES BETWEEN CANADIAN AND UNITED STATES OF AMERICA
     ACCOUNTING PRINCIPLES AND PRACTICES
--------------------------------------------------------------

     The consolidated financial statements have been prepared in accordance with accounting principles and practices generally accepted in Canada ("Canadian basis") which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States of America ("U.S.A. basis").

     On a U.S.A. basis, the cumulative effect of the change in amortization policy, based on retroactive computation, would have been included in net income in 1995, the year of change. An accounting change of $562 (net of income taxes of $414) would be reported as cumulative adjustments in 1995 and prior periods would not be restated. On a Canadian basis a prior period adjustment to the 1994 consolidated financial statements was made to accumulated amortization of $976, to deferred income taxes of $375 and to retained earnings of $601.

     On a U.S.A. basis, the costs capitalized to product development costs would have been a charge to net income in 1991, the year incurred. On a Canadian basis, costs for product development may be deferred to the extent that, the expenditure is directly related to producing the new product; the expenditure is incremental and would not have been incurred without the product; and, the expenditure is recoverable from future operations. The costs have been capitalized and are being amortized over the life of the asset.

     On a U.S.A. basis, tax benefits related to losses are recognized when incurred and reduced by a valuation allowance if it is more likely than not that some portion of all of the deferred rates will not be realized. The valuation allowance for loss carry forwards would be reversed in 1993 as it became more likely then not that the tax credit benefits of such amount would be realized.

     On a U.S.A. basis, the deferred credits associated with the translation of foreign currency financial statements are recognized immediately in the income statement. On a Canadian basis, the deferred credits with the translation of a foreign currency financial statement's long-term monetary assets are deferred and amortized over the lives of those monetary items.

     These would have been reported in the consolidated balance sheets, consolidated statements of income and retained earnings and consolidated statements of changes in financial position as follows:

     CONSOLIDATED BALANCE SHEETS
           DECEMBER 31,                   1996                1995               1994
           ------------          -------------------  ------------------  -------------------
                                 Canadian     U.S.A.  Canadian    U.S.A.  Canadian     U.S.A.
                                  Basis        Basis     Basis     Basis     Basis      Basis
                                 --------   --------  --------   -------  --------   --------
Capital assets ................  $116,478   $116,478   $80,593   $80,593   $53,697   $52,721
Product development costs .....  $  2,429   $     --   $ 2,600   $    --   $ 2,773   $    --
Deferred tax assets ...........  $     --   $  2,515   $    --   $    --   $    --   $    --
Deferred credits ..............  $    605   $     --   $    --   $    --   $    --   $    --
Deferred tax liabilities ......  $  6,576   $  8,465   $ 4,761   $ 3,743   $ 1,529   $  (119)
Retained earnings, end of year.  $ 11,475   $ 10,277   $ 7,350   $ 5,768   $ 2,711   $   610

     CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
            DECEMBER 31,                                  1996                1995                  1994
            ------------                          ------------------   -----------------    -------------------
                                                  Canadian    U.S.A.   Canadian   U.S.A.    Canadian     U.S.A.
                                                     Basis     Basis      Basis    Basis       Basis      Basis
                                                  --------   -------   --------   ------    --------   --------
Research and product development ...............   $ 1,943   $ 1,772     $1,417   $1,244    $   887    $   744
Administrative and corporate ...................   $ 7,208   $ 6,383     $5,316   $5,316    $ 3,533    $ 3,533
Amortization of capital assets .................   $ 3,679   $ 3,679     $2,286   $1,310    $ 1,674    $ 1,722
Income taxes ...................................   $ 2,393   $ 2,782     $3,422   $4,052    $ 1,629    $ 2,383
Net income for year ............................   $ 4,213   $ 4,820     $4,639   $5,158    $ 4,321    $ 3,692
Retained earnings (deficit), beginning of year..   $ 7,350   $ 5,768     $2,711   $  610    $(1,610)   $(3,082)
Retained earnings, end of year .................   $11,475   $10,277     $7,350   $5,768    $ 2,711    $   610
Basic and fully diluted net income per share ...   $  0.17   $  0.19     $ 0.19   $ 0.22    $  0.18    $  0.16

     On a U.S.A. basis, bank indebtedness would be classified as a financing activity. On a Canadian basis, bank indebtedness is classified as a component of cash.

     On a U.S.A. basis, advances to minority interests would be classified as an investing activity. On a Canadian basis, advances to minority interests is classified as a component of accounts receivable.

     CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
           DECEMBER 31,                                  1996                1995                  1994
           ------------                          ------------------   ------------------   -------------------
                                                 Canadian    U.S.A.   Canadian    U.S.A.   Canadian     U.S.A.
                                                    Basis     Basis      Basis     Basis      Basis      Basis
                                                 --------   -------   --------    ------   --------   --------
OPERATING ACTIVITIES
Net income for the year ......................    $4,213     $4,820   $  4,639   $ 5,158   $  4,321   $  3,692
Items not affecting cash
  Amortization of capital assets..............    $   --         --   $  2,286   $ 1,310   $  1,674   $  1,722
  Amortization of product development costs...       171         --        173        --        173         --
  Amortization of deferred credits............      (165)      (990)        --        --         --         --
  Deferred income taxes.......................     1,815      2,204      3,232     3,862      1,529      2,283

CHANGES IN NON-CASH WORKING CAPITAL
Accounts receivable ..........................        --         --     (8,071)   (3,173)    (2,721)    (2,721)
                                                      --         --     (4,428)      470      7,320      7,320
FINANCING ACTIVITIES
Bank indebtedness.............................        --         --         --     3,428         --     (3,327)
                                                      --         --     30,576    34,004     14,847     11,520
INVESTING ACTIVITIES
Advances to minority interests................        --         --         --    (4,898)        --         --
                                                      --         --    (29,761)  (34,659)   (25,765)   (25,765)
                                                  -------    -------  ---------  --------  ---------  ---------
Cash, end of year.............................    $6,774     $6,774   $  8,455   $11,883   $  2,824   $  2,824
                                                  =======    =======  =========  ========  =========  =========
Represented by:
Cash and cash equivalents.....................    $6,774     $6,774   $ 11,883   $11,883   $  2,824   $  2,824
Bank indebtedness.............................        --         --     (3,428)       --         --         --
                                                  -------    -------  ---------  --------  ---------  ---------
                                                  $6,774     $6,774   $  8,455   $11,883   $  2,824   $  2,824
                                                  =======    =======  =========  ========  =========  =========

16.  COMPARATIVE FIGURES
------------------------
     Certain of the comparative figures have been restated to conform to the current year's presentation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                BUCKEYE CELLULOSE CORPORATION


                                By:    /s/  DAVID H. WHITCOMB
                                   ----------------------------------
                                   David H. Whitcomb
                                   Sr. Vice President/Finance and Administration

Date:    August 11, 1997